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                                WARRANT AGREEMENT

         AGREEMENT, dated as of this 10th day of September, 1999, by and among iPARTY CORP., a Delaware corporation (the "Company"), CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as warrant agent (the "Warrant Agent"), and COMMONWEALTH ASSOCIATES, L.P., a New York limited partnership ("Commonwealth").

                               W I T N E S S E T H

         WHEREAS, in connection with a private placement (the "Private Placement") of a up to 50,000 units ("Units") each Unit consisting (i) two shares of Series C Convertible Preferred Stock and (ii) ten redeemable common stock purchase warrants (the "Warrants"), each Warrant exercisable to purchase one share of the Company's common stock, $.001 par value (the "Common Stock"), the Company will issue up to 500,000 Warrants; and

         WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange and redemption of the Warrants, the issuance of certificates representing the Warrants, the exercise of the Warrants, and the rights of the holders thereof;

         NOW THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth and for the purpose of defining the terms and provisions of the Warrants and the certificates representing the Warrants and the respective rights and obligations thereunder of the Company, the holders of certificates representing the Warrants and the Warrant Agent, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. As used herein, the following terms shall have the following meanings, unless the context shall otherwise require:

                  (a) "Common Stock" shall mean stock of the Company of any class, whether now or hereafter authorized, which has the right to participate in the distributions of earnings and assets of the Company without limit as to amount or percentage, which at the date hereof consists of 50,000,000 authorized shares of Common Stock, $.001 value.

                  (b) "Corporate Office" shall mean the office of the Warrant Agent (or its successor) at which at any particular time its principal business shall be administered, which office is located at the date hereof at 2 Broadway, New York, New York 10004.

                  (c) "Exercise Date" shall mean, as to any Warrant, the date on which the Warrant Agent shall have received both (a) the Warrant Certificate representing such Warrant, with the exercise form thereon duly executed by the Registered Holder thereof or his attorney duly authorized in writing, and (b) payment in cash, or by official bank or



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         certified check made payable to the Company, of an amount in lawful money of the United States of America equal to the Exercise Price.

                  (d) "Exercise Price" shall mean the purchase price to be paid upon exercise of each Warrant in accordance with the terms hereof, which price shall be $2.00 per share subject to adjustment from time to time pursuant to the provisions of Section 8 hereof and subject to the Company's right to reduce the Exercise Price upon notice to all warrantholders.

                  (e) "Initial Warrant Exercise Date" shall mean September 10, 2000.

                  (f) "Registered Holder" shall mean the person in whose name any certificate representing Warrants shall be registered on the books maintained by the Warrant Agent pursuant to Section 6.

                  (g) "Redemption Price" shall mean the price at which the Company may, at its option in accordance with the terms hereof, redeem the Warrants, which price shall be $0.05 per Warrant.

                  (h) "Transfer Agent" shall mean Continental Stock Transfer & Trust Company, as the Company's transfer agent, or its authorized successor, as such.

                  (i) "Warrant Expiration Date" shall mean 5:00 P.M. (New York time) on September 10, 2005 or, with respect to Warrants which are outstanding as of the applicable Redemption Date (as defined in Section
         8), the Redemption Date, whichever is earlier; provided that if such date shall in the State of New York be a holiday or a day on which banks are authorized to close, then 5:00 P.M. (New York time) on the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. Upon notice to all warrantholders the Company shall have the right to extend the Warrant Expiration Date.

                  (j) "Warrant Shares" shall mean the shares of Common Stock deliverable upon exercise of the Warrants, as adjusted from time to time.

         SECTION 2. WARRANTS AND ISSUANCE OF WARRANT CERTIFICATES.

                  (a) A Warrant shall initially entitle the Registered Holder of the Warrant Certificate representing such Warrant to purchase one share of Common Stock upon the exercise thereof, in accordance with the terms hereof, subject to modification and adjustment as provided in Section 8.

                  (b) From time to time, up to the Warrant Expiration Date, the Transfer Agent shall execute and deliver stock certificates in required whole number denominations


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         representing up to an aggregate of 500,000 shares of Common Stock, subject to adjustment as described herein, upon the exercise of Warrants in accordance with this Agreement.

                  (c) From time to time, up to the Warrant Expiration Date, the Warrant Agent shall execute and deliver Warrant Certificates in required whole number denominations to the persons entitled thereto in connection with any transfer or exchange permitted under this Agreement; provided that no Warrant Certificates shall be issued except
         (i) those initially issued hereunder, (ii) those issued on or after the Initial Warrant Exercise Date, upon the exercise of fewer than all Warrants represented by any Warrant Certificate, to evidence any unexercised Warrants held by the exercising Registered Holder, (iii) those issued upon any transfer or exchange pursuant to Section 6; (iv) those issued in replacement of lost, stolen, destroyed or mutilated Warrant Certificates pursuant to Section 7; and (v) at the option of the Company, in such form as may be approved by the its Board of Directors, to reflect (a) any adjustment or change in the Exercise Price or the number of shares of Common Stock purchasable upon exercise of the Warrants, made pursuant to Section 8 hereof and (b) other modifications approved by Warrantholders in accordance with Section 16 hereof.

         SECTION 3. FORM AND EXECUTION OF WARRANT CERTIFICATES.

                  (a) The Warrant Certificates shall be substantially in the form annexed hereto as Exhibit A (the provisions of which are hereby incorporated herein) and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed, engraved or typed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may be listed, or to conform to usage. The Warrant Certificates shall be dated the date of issuance thereof (whether upon initial issuance, transfer, exchange or in lieu of mutilated, lost, stolen, or destroyed Warrant Certificates) and issued in registered form.
         Warrants shall be numbered serially with the letters PWC.

                  (b) Warrant Certificates shall be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or any Vice President and by its Secretary or an Assistant Secretary, by manual signatures or by facsimile signatures printed thereon, and shall have imprinted thereon a facsimile of the Company's seal. In case any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before the date of issuance of the Warrant Certificates and issue and delivery thereof, such Warrant Certificates may nevertheless be issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. After execution


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         by the Company, Warrant Certificates shall be delivered by the Warrant
         Agent to the Registered Holder.

         SECTION 4. EXERCISE.

                  (a) Each Warrant may be exercised by the Registered Holder thereof at any time on or after the Initial Exercise Date, but not after the Warrant Expiration Date, upon the terms and subject to the conditions set forth herein and in the applicable Warrant Certificate. A Warrant shall be deemed to have been exercised immediately prior to the close of business on the Exercise Date and the person entitled to receive the securities deliverable upon such exercise shall be treated for all purposes as the holder upon exercise thereof as of the close of business on the Exercise Date. As soon as practicable on or after the Exercise Date the Warrant Agent shall forward to the Company the proceeds received from the exercise of a Warrant, and promptly after receiving authorization from the Company shall cause to be issued and delivered by the Transfer Agent, to the person or persons entitled to receive the same, a certificate or certificates for the securities deliverable upon such exercise, (plus a certificate for any remaining unexercised Warrants of the Registered Holder). Notwithstanding the foregoing, in the case of payment made in the form of a check drawn on an account of Commonwealth or such other investment banks and brokerage houses as the Company shall approve, certificates shall immediately be issued without any delay. Upon the exercise of any Warrant, the Warrant Agent shall promptly forward the proceeds received for the Warrant to the Company or as the Company may direct in writing.

                  (b) The Registered Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (4)(b), by surrendering the Warrant Certificate at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Registered Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Registered Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the balance of the shares remaining subject to such Warrant, shall be issued as of the Exchange Date and delivered to the Registered Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, a Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Registered Holder in its Notice of Exchange (the "Total Number") less
         (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth


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         Section 11(a) hereof, except that for purposes hereof, the date of exercise, as used in such Section 11(a) hereof, shall mean the Exchange Date.


         SECTION 5. RESERVATION OF SHARES; LISTING; PAYMENT OF TAXES; ETC.

                  (a) The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon exercise of Warrants, such number of shares of Common Stock as shall then be issuable upon the exercise of all outstanding Warrants. The Company covenants that all shares of Common Stock which shall be issuable upon exercise of the Warrants and payment of the Exercise Price shall, at the time of delivery, be duly and validly issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than those which the Company shall promptly pay or discharge).

                  (b) The Company will use reasonable efforts to obtain appropriate approvals or registrations under state "blue sky" securities laws with respect to the exercise of the Warrants; provided, however, that the Company shall not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction. With respect to any such securities laws, however, Warrants may not be exercised by, or shares of Common Stock issued to, any Registered Holder in any state in which such exercise would be unlawful.

                  (c) The Company shall pay all documentary, stamp or similar taxes and other governmental charges that may be imposed with respect to the issuance of Warrants, or the issuance, or delivery of any shares upon exercise of the Warrants; provided, however, that if the shares of Common Stock are to be delivered in a name other than the name of the Registered Holder of the Warrant Certificate representing any Warrant being exercised, then no such delivery shall be made unless the person requesting the same has paid to the Warrant Agent the amount of transfer taxes or charges incident thereto, if any.

                  (d) The Warrant Agent is hereby irrevocably authorized to requisition the Company's Transfer Agent from time to time for certificates representing shares of Common Stock required upon exercise of the Warrants, and the Company will authorize the Transfer Agent to comply with all such proper requisitions.

         SECTION 6. EXCHANGE AND REGISTRATION OF TRANSFER. Subject to the restrictions on transfer contained in the Warrant Certificates and the Subscription Agreements between the Company and the purchasers of Units:

                  (a) Warrant Certificates may be exchanged for other Warrant Certificates representing an equal aggregate number of Warrants of the same class or may be

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         transferred in whole or in part. Warrant Certificates to be exchanged shall be surrendered to the Warrant Agent at its Corporate Office, and upon satisfaction of the terms and provisions hereof, the Company shall execute, and the Warrant Agent shall countersign, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the exchange shall be entitled to receive.

                  (b) The Warrant Agent shall keep at its office books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and the transfer thereof in accordance with its regular practice. Upon due presentment for registration of transfer of any Warrant Certificate at its office, the Company shall execute and the Warrant Agent shall issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants.

                  (c) With respect to all Warrant Certificates presented for registration of transfer, or for exchange or exercise, the subscription form on the reverse thereof shall be duly endorsed, or be accompanied by a written instrument or instruments of transfer and subscription, in form satisfactory to the Company, duly executed by the Registered Holder or his attorney-in-fact duly authorized in writing.

                  (d) The Company may require payment by such holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

                  (e) All Warrant Certificates surrendered for exercise or for exchange in case of mutilated Warrant Certificates shall be promptly canceled by the Warrant Agent and thereafter retained by the Warrant Agent until termination of this Agreement or resignation of the Warrant Agent, or, with the prior written consent of Commonwealth, disposed of or destroyed, at the direction of the Company.

                  (f) Prior to due presentment for registration of transfer thereof, the Company and the Warrant Agent may deem and treat the Registered Holder of any Warrant Certificate as the absolute owner thereof and of each Warrant represented thereby (notwithstanding any notations of ownership or writing thereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. LOSS OR MUTILATION. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and loss, theft, destruction or mutilation of any Warrant Certificate and (in case of loss, theft or destruction) of indemnity satisfactory to them, and (in the case of mutilation) upon surrender and cancellation thereof, the Company shall execute and the Warrant Agent shall (in the absence of notice to the Company and/or Warrant Agent that the Warrant Certificate has been acquired by a bonafide purchaser) countersign and deliver to the Registered Holder in lieu thereof a new Warrant Certificate of like tenor representing an equal aggregate number of Warrants. Applicants for a substitute Warrant

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Certificate shall comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe.

         SECTION 8. ANTI-DILUTION PROVISIONS. Subject to the provisions of Section l hereof, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

                  (a) In case the Company shall hereafter (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (the "Subscription Price") (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Subsection (h) below) on the record date mentioned below, or less than the Exercise Price on such record date the Exercise Price shall be adjusted so that the same shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on such record date and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible) or (ii) in the event the Subscription Price is equal to or higher than the current market price but is less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding on the record date mentioned below and the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of

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         Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding on the record date mentioned below and the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock are not delivered (or securities convertible into Common Stock are not delivered) after the expiration of such rights or warrants the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

                  (c) In case the Company shall hereafter distribute to the holders of its Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions and dividends or distributions referred to in Subsection (a) above) or subscription rights or warrants (excluding those referred to in Subsection (b) above), then in each such case the Exercise Price in effect thereafter shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock (as defined in Subsection (h) below), less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

                  (d) In case the Company shall hereafter issue shares of its Common Stock (excluding shares issued (i) in any of the transactions described in Subsection (a) above, (ii) upon exercise of options granted to the Company's officers, directors, employees and consultants under a plan or plans adopted by the Company's Board of Directors and approved by its shareholders, if such shares would otherwise be included in this Subsection (d), (but only to the extent that the aggregate number of shares excluded hereby and issued after the date hereof, shall not exceed 25% of the Company's Common Stock outstanding, on a fully-diluted basis, at the time of any issuance), (iii) upon exercise of options, warrants, convertible securities and convertible debentures outstanding as of the final closing of the Private Placement, or exercise of the Warrants, (iv) to shareholders of any corporation which merges into the Company in proportion to

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         their stock holdings of such corporation immediately prior to such merger, upon such merger, or (v) issued in a bona fide public offering pursuant to a firm commitment underwriting, but only if no adjustment is required pursuant to any other specific subsection of this Section 8 (without regard to Subsection (i) below) with respect to the transaction giving rise to such rights) for a consideration per share (the "Offering Price") less than the current market price per share (as defined in Subsection (h) below) on the date the Company fixes the offering price of such additional shares or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (g) below) for the issuance of such additional shares would purchase at such current market price per share of Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares or
         (ii) in the event the Offering Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection (g) below) for the issuance of such additional shares would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made.

                  (e) In case the Company shall hereafter issue any securities convertible into or exchangeable for its Common Stock (excluding securities issued in transactions described in Subsections (b) and (c) above) for a consideration per share of Common Stock (the
         "Conversion Price") initially deliverable upon conversion or exchange of such securities (determined as provided in Subsection (g) below) less than the current market price per share (as defined in Subsection
         (h) below) in effect immediately prior to the issuance of such, or less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal the lower of (i) the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, the numerator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in Subsection (g) below) for such securities would purchase at such current market price per share of Common Stock, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to such issuance and the maximum

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         number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate or (ii) in the event the Conversion Price is equal to or higher than the current market price per share but less than the Exercise Price, the price determined by multiplying the Exercise Price in effect immediately prior to the date of issuance by a fraction, the numerator of which shall be the sum of the number of shares outstanding immediately prior to the issuance of such securities and the number of shares of Common Stock which the aggregate consideration received (determined as provided in subsection
         (g) below) for such securities would purchase at the Exercise Price in effect immediately prior to the date of such issuance, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the issuance of such securities and the maximum number of shares of Common Stock of the Company deliverable upon conversion of or in exchange for such securities at the initial conversion or exchange price or rate. Such adjustment shall be made successively whenever such an issuance is made.

                  (f) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsections (a), (b), (c), (d) and (e) above, the number of Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                  (g) For purposes of any computation respecting consideration received pursuant to Subsections (d) and (e) above, the following shall apply:

                           (A) in the case of the issuance of shares of Common
                  Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

                           (B) in the case of the issuance of shares of Common
                  Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

                           (C) in the case of the issuance of securities
                  convertible into or exchangeable for shares of Common Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Subsection (g)).

                  (h) For the purpose of any computation under Subsections (b),
         (c), (d) and (e) above, the current market price per share of Common Stock at any date shall be determined in the manner set forth in Section (11) hereof except that the current market price per share shall be deemed to be the higher of (i) the average of the prices for 30 consecutive business days before such date or (ii) the price on the business day immediately preceding such date.

                  (i) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 8 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this
         Section 8 to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section 8, as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

                  (j) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly but no later than 10 days after any request for such an adjustment by the Holder, cause a notice setting forth the adjusted Exercise Price and adjusted number of Shares issuable upon exercise of each Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holders at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 8, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                  (k) In the event that at any time, as a result of an adjustment made pursuant to Subsection (a) above, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Subsections (a) to (i), inclusive above.

                  (l) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

         SECTION 9. REDEMPTION.

                  (a) On not less than thirty (30) days written notice (the "Redemption Notice"), to Registered Holders of the Warrants being redeemed, the Warrants may be redeemed, at the option of the Company, at a redemption price of $0.05 per Warrant, provided (i) the market price (determined in accordance with section 11 hereof) shall exceed $8.00 for the 20 consecutive trading days ending on the fifth trading day prior to the date of the Redemption Notice (the "Target Price"), subject to adjustment as set forth in Section 9(f) hereof and (ii) a registration statement covering the Warrants and the Warrant Shares filed under the Securities Act of 1933, as amended (the "Act") has been declared effective and remains effective on the date fixed for redemption of the Warrants (the "Redemption Date").

                  (b) If the conditions set forth in Section 9(a) are met, and the Company desires to exercise its right to redeem the Warrants, it shall mail a Redemption Notice to each of the Registered Holders of the Warrants to be redeemed, first class, postage prepaid, not later than the thirtieth day before the date fixed for redemption, at their last address as shall appear on the records maintained pursuant to Section 6(b). Any notice mailed in the manner provided herein shall be conclusively presumed to have been duly given whether or not the Registered Holder receives such notice.

                  (c) The Redemption Notice shall specify (i) the redemption price, (ii) the Redemption Date, (iii) the place where the Warrant Certificates shall be delivered and the redemption price paid, and (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. No failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for such redemption except as to a Registered Holder (a) to whom notice was not mailed or (b) whose notice was defective. An affidavit of the Warrant Agent or of the Secretary or an Assistant Secretary of the Underwriter or the Company that notice of redemption has been mailed shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                  (d) Any right to exercise a Warrant shall terminate at 5:00 P.M. (New York time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, Registered Holders of the Warrants shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

                  (e) From and after the Redemption Date, the Company shall, at the place specified in the Redemption Notice, upon presentation and surrender to the Company by or on behalf of the Registered Holder thereof of one or more Warrant Certificates evidencing Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Registered Holder a sum in cash equal to the Redemption Price of each such Warrant. From and after the Redemption Date and upon the deposit or setting aside by the Company of a sum sufficient to redeem all the Warrants called for redemption, such Warrants shall expire and become void and all rights hereunder and under the Warrant Certificates, except the right to receive payment of the Redemption Price, shall cease.

                  (f) If the shares of the Company's Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

         SECTION 10.  REGISTRATION UNDER THE SECURITIES ACT OF 1933. The
Company agrees to register the Warrants and the Warrant Shares for resale under the Securities Act of 1933, as amended (the "Act") on the terms and subject to the conditions set forth in Section IV of the Subscription Agreement between the Company and each of the investors in the Private Placement.

         SECTION 11.  FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

                  (a) If the number of shares of Common Stock purchasable upon the exercise of each Warrant is adjusted pursuant to Section 8 hereof, the Company shall nevertheless not be required to issue fractions of shares, upon exercise of the Warrants or otherwise, or to distribute certificates that evidence fractional shares. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of such fractional share, determined as follows:

                           (A) If the Common Stock is listed on a national
                  securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market System ("NMS"), the current market value shall be the last reported sale price of the Common Stock on such exchange on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day or no closing sale price is quoted, the average of the closing bid and asked prices for such day on such exchange or system; or

                           (B) If the Common Stock is listed in the
                  over-the-counter market (other than on NMS) or admitted to unlisted trading privileges, the current market value shall be the mean of the last reported bid and asked prices reported by the

                  National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of this Warrant; or

                           (C) If the Common Stock is not so listed or admitted
                  to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         SECTION 12. WARRANT HOLDERS NOT DEEMED STOCKHOLDERS. No holder of Warrants shall, as such, be entitled to vote or to receive dividends or be deemed the holder of Common Stock that may at any time be issuable upon exercise of such Warrants for any purpose whatsoever, nor shall anything contained herein be construed to confer upon the holder of Warrants, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue or reclassification of stock, change of par value or change of stock to no par value, consolidation, merger or conveyance or otherwise), or to receive notice of meetings, or to receive dividends or subscription rights, until such Holder shall have exercised such Warrants and been issued shares of Common Stock in accordance with the provisions hereof.

         SECTION 13. RIGHTS OF ACTION. All rights of action with respect to this Agreement are vested in the respective Registered Holders of the Warrants, and any Registered Holder of a Warrant, without consent of the Warrant Agent or of the holder of any other Warrant, may, on his own behalf and for his own benefit, enforce against the Company his right to exercise his Warrants for the purchase of shares of Common Stock in the manner provided in the Warrant Certificate and this Agreement.

         SECTION 14. AGREEMENT OF WARRANT HOLDERS. Every holder of a Warrant, by his acceptance thereof, consents and agrees with the Company, the Warrant Agent and every other holder of a Warrant that:

                  (a) The Warrants are transferable only on the registry books of the Warrant Agent by the Registered Holder thereof in person or by his attorney duly authorized in writing and only if the Warrant Certificates representing such Warrants are surrendered at the office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer satisfactory to the Warrant Agent and the Company in their sole discretion, together with payment of any applicable transfer taxes; and

                  (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the holder and as the absolute, true and lawful owner of the Warrants represented thereby for all purposes, and the Company shall not be affected by any notice or knowledge to the contrary, except as otherwise expressly provided in
         Section 7 hereof.

         SECTION 15.  CANCELLATION OF WARRANT CERTIFICATES.  If the
Company shall purchase or acquire any Warrant or Warrants, the Warrant Certificate or Warrant Certificates evidencing the same shall thereupon be canceled by it and retired. The Warrant Agent shall also cancel Common Stock following exercise of any or all of the Warrants represented thereby or delivered to it for transfer, splitup, combination or exchange.

         SECTION 16.  CONCERNING THE WARRANT AGENT.

                  (a) The Warrant Agent acts hereunder as agent and in a ministerial capacity for the Company, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not, by issuing and delivering Warrant Certificates or by any other act hereunder be deemed to make any representations as to the validity, value or authorization of the Warrant Certificates or the Warrants represented thereby or of any securities or other property delivered upon exercise of any Warrant or whether any stock issued upon exercise of any Warrant is fully paid and nonassessable.

                  (b) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay the Company, as provided in Section 4, all moneys received by the Warrant Agent upon the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants and the shares of Common Stock as the Company may request. The Warrant Agent shall also make available to the Company and Commonwealth for inspection by their agents or employees, from time to time as either of them may request, such original books of accounts and record (including original Warrant Certificates surrendered to the Warrant Agent upon exercise of Warrants) as may be maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent's office as specified in Section 18, during normal business hours.

                  (c) The Warrant Agent shall not at any time be under any duty or responsibility to any holder of Warrant Certificates to make or cause to be made any adjustment of the Exercise Price provided in this Agreement, or to determine whether any fact exists which may require any such adjustments, or with respect to the nature or extent of any such adjustment, when made, or with respect to the method employed in making the same. It shall not (i) be liable for any recital or statement of facts contained herein or for any action taken, suffered or omitted by it in reliance on any Warrant Certificate or other document or instrument believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties, (ii) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in any Warrant Certificate, or (iii) be liable for any act or omission in connection with this Agreement except for its own negligence or wilful misconduct.

         The Warrant Agent may at any time consult with counsel satisfactory to it (who may be counsel for the Company) and shall incur no liability or responsibility for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

                  (d) Any notice, statement, instruction, request, direction, order or demand of the Company shall be sufficiently evidenced by an instrument signed by the Chairman of the Board, Chief Executive Officer, President, any Vice President, its Secretary, or Assistant Secretary, (unless other evidence in respect thereof is herein specifically prescribed). The Warrant Agent shall not be liable for any action taken, suffered or omitted by it in accordance with such notice, statement, instruction, request, direction, order or demand believed by it to be genuine.

                  (e) The Company agrees to pay the Warrant Agent reasonable compensation for its services hereunder and to reimburse it for its reasonable expenses hereunder; it further agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses and liabilities, including judgments, costs and counsel fees, for anything done or omitted by the Warrant Agent in the execution of its duties and powers hereunder except losses, expenses and liabilities arising as a result of the Warrant Agent's negligence or wilful misconduct.

                  (f) The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder (except liabilities arising as a result of the Warrant Agent's own negligence or wilful misconduct), after giving 30 days' prior written notice to the Company. At least 15 days prior to the date such resignation is to become effective, the Warrant Agent shall cause a copy of such notice of resignation to be mailed to the Registered Holder of each Warrant Certificate at the Company's expense. Upon such resignation, or any inability of the Warrant Agent to act as such hereunder, the Company shall appoint a new warrant agent in writing. If the Company shall fail to make such appointment within a period of 15 days after it has been notified in writing of such resignation by the resigning Warrant Agent, then the Registered Holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a bank or trust company having a capital and surplus, as shown by its last published report to its stockholders, of not less than $10,000,000 or a stock transfer company. After acceptance in writing of such appointment by the new warrant agent is received by the Company, such new warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning Warrant Agent. Not later than the effective date of any such appointment the Company shall file notice thereof with the resigning Warrant Agent and shall forthwith cause a copy of such notice to be mailed to the Registered Holder of each Warrant Certificate.

                  (g) Any corporation into which the Warrant Agent or any new warrant agent may be converted or merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party or any corporation succeeding to the trust business of the Warrant Agent shall be a successor warrant agent under this Agreement without any further act, provided that such corporation is eligible for appointment as successor to the Warrant Agent under the provisions of the preceding paragraph. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed to the Company and to the Registered Holder of each Warrant Certificate.

                  (h) The Warrant Agent, its subsidiaries and affiliates, and any of its or their officers or directors, may buy and hold or sell Warrants or other securities of the Company and otherwise deal with the Company in the same manner and to the same extent and with like effects as though it were not Warrant Agent. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

         SECTION 17. MODIFICATION OF AGREEMENT. Subject to the provisions of
Section 4(b), the parties hereto may by supplemental agreement make any changes or corrections in this Agreement (i) that it shall deem appropriate to cure any ambiguity or to correct any defective or inconsistent provision or manifest mistake or error herein contained; (ii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from an increase in the size of the Private Placement; (iii) to reflect an increase in the number of Warrants which are to be governed by this Agreement resulting from the conversion of warrants issued to the placement agent of the Private Placement or its designees; or (iv) that it may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates; provided, however, that this Agreement shall not otherwise be modified, supplemented or altered in any respect except with the consent in writing of the Registered Holders of Warrant Certificates representing not less than 50% of the Warrants then outstanding; and provided, further, that no change in the number or nature of the securities purchasable upon the exercise of any Warrant, or the Exercise Price therefor, or the acceleration of the Warrant Expiration Date, shall be made without the consent in writing of the Registered Holder of the Warrant Certificate representing such Warrant, other than such changes as are specifically prescribed by this Agreement as originally executed.

         SECTION 18. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first class registered or certified mail, postage prepaid as follows: if to the Registered Holder of a Warrant Certificate, at the address of such holder as shown on the registry books maintained by the Warrant Agent; if to the Company, at 41 East 11th Street, New York, New York 10003,

Attention: Sal Perisano, Chief Executive Officer; if to the Warrant Agent, at its Corporate Office and if to Commonwealth, at Commonwealth Associates,
Attention: Keith Rosenbloom.

         SECTION 19. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws.

         SECTION 20. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent (and their respective successors and assigns) and the holders from time to time of Warrant Certificates. Nothing in this Agreement is intended or shall be construed to confer upon any other person any right, remedy or claim, in equity or at law, or to impose upon any other person any duty, liability or obligation.

         SECTION 21. TERMINATION. This Agreement shall terminate on the earlier to occur of (i) the close of business on the Expiration Date of all the Warrants; or (iii) the date upon which all Warrants have been exercised.

         SECTION 22. COUNTERPARTS. This Agreement may be executed in several counterparts, which taken together shall constitute a single document.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                  iPARTY CORP.


                             By:  __________________________________
                                  Sal Perisano, Chief Executive Officer


                                  COMMONWEALTH ASSOCIATES, L.P.

                             By: Commonwealth Associates Management Corp., its general partner

                             By:  __________________________________


                                  Name:  Joseph Wynne
                                  Title:  Chief Financial Officer

                                  CONTINENTAL STOCK TRANSFER & TRUST
                                  COMPANY



                             By:  _______________________________
                                  Authorized Officer

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

No.  PWC _____                                                          Warrants


                        VOID AFTER SEPTEMBER ____ , 2005

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                                  iPARTY CORP.


                  This certifies that FOR VALUE RECEIVED
________________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.001 par value ("Common Stock") of iParty Corp., a Delaware corporation (the "Company") at any time commencing September 10, 2000 and prior to the Expiration Date (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of Continental Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of an amount equal to $2.00 for each Warrant (the "Exercise Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to iParty Corp. The Company may, at its election, reduce the Exercise Price.

                  This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated September 10, 1999 by and among the Company, the Warrant Agent and Commonwealth Associates, L.P.

                  In the event of certain contingencies provided for in the Warrant Agreement, the Exercise Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

                  Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or arrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

                  The term "Expiration Date" shall mean 5:00 P.M. (New York time) on September 10, 2005. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company may, at its election, extend the Expiration Date.

                  This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

                  Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any of the rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

                  The Warrants represented hereby may be redeemed at the option of the Company, at a redemption price of $.05 per Warrant at any time, provided the market price (as defined in the Warrant Agreement) for the Common Stock shall exceed $8.00 per share. Notice of redemption shall be given not later than the thirtieth day before the date fixed for redemption, all as provided in the Warrant Agreement. On and after the date fixed for redemption, the Registered Holder shall have no rights with respect to the Warrants represented hereby except to receive the $.05 per Warrant upon surrender of this Warrant Certificate.

                  Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

                  This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                     iPARTY CORP.


Dated:  ______________

                                     By:_____________________________


                                     By:______________________________

[seal]


                                     CONTINENTAL STOCK TRANSFER & TRUST
                                     COMPANY


                                     By:______________________________

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

                  The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                              --------------------

                              --------------------

                              --------------------

                              --------------------
                     [please print or type name and address]


and be delivered to


                              --------------------

                              --------------------

                              --------------------

                              --------------------
                     [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.


Dated:   ______________________
X______________________

         -----------------

         ------------------

                                             Address


                                             ----------------------

Taxpayer Identification Number


--------------------------
Signature Guaranteed

                                   ASSIGNMENT


                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants


FOR VALUE RECEIVED, __________________ hereby sells, assigns and transfers unto


            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                              --------------------

                              --------------------

                              --------------------

                              --------------------

                     [please print or type name and address]


_________________________ of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
____________________________________ _______________________________ Attorney to
transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.


Dated:   ____________________
X________________________

Signature Guaranteed


-------------------------


THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.